EXHIBIT INDEX

(d)(2) Amendment to Investment Management Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Bond Fund, and American Express Financial Corporation dated June 3, 2002.

(d)(4) Amendment to Investment Management Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Extra Income Fund and AXP Variable Portfolio - Global Bond Fund, and American Express Financial Corporation dated June 3, 2002.

(d)(6) Amendment to Investment Management Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Federal Income Fund, and American Express Financial Corporation dated June 3, 2002.

(d)(12) Amendment to Administrative Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Bond Fund and American Express Financial Corporation, dated June 3, 2002.

(d)(14) Amendment to Administrative Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Extra Income Fund and AXP Variable
          Portfolio  -  Global  Bond  Fund,  and  American   Express   Financial
          Corporation, dated June 3, 2002.

(d)(16) Amendment to Administrative Services Agreement between Registrant, on behalf of of AXP Variable Portfolio - Federal Income Fund and American
          Express   Financial   Corporation   dated  June  3,  2002.